Exhibit 10.42

[*]   CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

AMENDMENT ONE

TO

DISTRIBUTOR LICENSE AGREEMENT

                This Amendment One (this “Amendment”) to the Distributor License Agreement effective August 8, 2003 (the “Agreement”) by and between Ciphergen Biosystems, Inc. and Salford Systems, Inc. (together, the “Parties”) is effective November )), 2003. The Parties hereby agree as follows:

1.   Exhibit A (Software and Pricing Schedule) attached to the Agreement is hereby deleted in its entirety and the attached revised Exhibit A is substituted therefor.

2.   Except as expressly modified by this Amendment, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed caused this Amendment to be executed by their respective authorized representatives.

CIPHERGEN BIOSYSTEMS, INC:

By:	/s/ Martin Verhoef
(Signature)

Name:	Martin Verhoef

Title:	Senior Vice President of Sales, Marketing and Operations

Date:	Jan. 7, 2004

SALFORD SYSTEMS, INC.

By:	/s/ Dan Steinberg
(Signature)

Name:	Dan Steinberg, PhD

Title:	President

Date:	Dec. 16, 2003

EXHIBIT A

SOFTWARE AND PRICING SCHEDULE

PER UNIT LICENSE FEES:

In accordance with the License Fee Basis, as specified in Section 6.1.1, Ciphergen shall pay Salford a per-unit license fee of [*] for each copy of Biomarker PatternsTM Software licensed to an End-User.

1. Sales to new End-Users:

1.a. CART Pro 4.x - Standard Unit 64mb, 1-5 user site license. Ciphergen shall pay Salford a per-unit license fee of $[*] for each copy sublicensed to an End-User.

1.b. CART Pro 4.x - Standard Unit 64mb: For End-Users wishing to purchase additional individual licenses, Ciphergen shall pay Salford a per-seat license fee of $[*] for each additional user.

1.c. CART 5.x - Standard Unit 64 mb, 1-5 user site license with limited TreeNet 1.x functionality: Ciphergen shall pay Salford a per-unit license fee of $[*] for each copy sublicensed to an End-User.

1.d. CART 5.x - Standard Unit 64mb: For End-Users wishing to purchase additional individual licenses, Ciphergen shall pay Salford a per-seat license fee of $[*] for each additional user.

2. Sales to existing End-Users of Biomarker Patterns Software 4.x:

2.a. Ciphergen will upgrade existing End-Users of Biomarker Patterns Software 4.x to the Ciphergen-branded CART 5.x/Treenet for a discounted price (proposed [*]% discount off a list price of $[*]). Ciphergen shall pay Salford a per-unit license fee of $[*] for each copy sublicensed to an End-User.

2.b. While the Ciphergen-branded CART 5.x/Treenet product is in development, existing End-Users who purchase Biomarker Patterns Software 4.x will be offered an Upgrade to the Ciphergen-branded CART 5.x/Treenet for a reduced price (proposed list price $[*]), such Upgrades to be presold at the time of purchase of Biomarker PatternsTM Software 4.x. Ciphergen shall pay Salford a per-unit license fee of $[*] in connection with sublicenses granted to such existing End-Users.

ANNUAL RENEWAL FEE:

The Salford Software shall be subject to annual renewal license fees. In the calendar year 2003, for annual renewal of CART 4.x or CART 5.x/Treenet 1.x, Ciphergen shall pay Salford $[*] per unit for each unit of Salford Software and $[*] for each additional seat, if any. Ciphergen shall order each such renewal license following receipt of the applicable renewal request from an End-User. Salford shall issue an invoice in connection with such orders and Ciphergen shall pay each such invoice within 30 days after receipt of such invoice. Salford acknowledges and agrees that Ciphergen’s End-Users will contact Ciphergen directly to purchase annual license renewals. In the event that any End-User fails to renew any such license or to purchase an annual license renewal and subsequently wishes to purchase a renewal of such license, Salford shall not impose any penalties, interest or other fees in connection with any such renewal. Ciphergen shall have no liability, financial or otherwise, hereunder to Salford for any such license with respect to which the applicable End-User fails to renew such license.

*                                         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ANNUAL SALES COMMITMENT:

The initial Minimum Annual Purchase Commitment shall be [*] per-unit licenses fees of the Salford Software.

*                                         Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.